UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018
Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (617) 346-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 14, 2018, Santander Holdings USA, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Scott Powell in connection with his roles as President and Chief Executive Officer of the Company, President and Chief Executive Officer of Santander Consumer USA Holdings Inc. and Santander Consumer USA Inc., subsidiaries of the Company (individually and collectively, “SC”), and U.S. Country Head of the Santander Group.
Under the Letter Agreement, the terms of Mr. Powell’s compensation for his roles with the Company and SC for 2018 and 2019 are as follows:

•	Effective January 1, 2018, Mr. Powell’s annual base salary is $3 million.

•
Mr. Powell’s discretionary annual bonus target for 2018 will be $4.25 million. Payment of Mr. Powell’s annual bonus will be subject to his continued employment through the payment date and the achievement of various performance objectives, as well as compliance with all applicable laws and regulatory requirements, including the European Union’s Capital Requirements Directives, Directive 2013/36/EU, which contains specific deferral and clawback requirements. In addition, in accordance with those requirements, a portion of Mr. Powell’s annual bonus will be paid in Banco Santander, S.A. American Depositary Receipts (“ADRs”) and/or SC equity awards.

•
Mr. Powell will also continue to participate in the Company’s Special Regulatory Incentive Program (“SRIP”) at his initial targeted discretionary award value of $2 million, 25% of which was achieved in 2017 and paid in 2018 and 75% of which remains at risk, as described in the Company’s Annual Report on Form 10-K for 2017 (the “Form 10-K”).

Mr. Powell’s compensation is allocated between the Company and SC based on his relative time spent in service to each entity.
If Mr. Powell is terminated without “Cause” or he terminates his employment for “Good Reason” (in each case, as defined in the Letter Agreement), he will be entitled to (i) a lump sum payment equal to 12 months of base salary, (ii) a pro-rata bonus for time worked during the year of termination, subject to the performance terms and payment terms of the bonus programs then in effect, and (iii) continued vesting and payment of all deferred variable compensation on the same schedule as if he had remained employed through the deferral period.
Mr. Powell has also agreed to standard confidentiality and restrictive covenants, which include a perpetual confidentiality covenant and covenants prohibiting competitive activities and the solicitation of customers and employees during his employment and for 12 months thereafter.
A description of the components of compensation for the Company’s named executive officers and the Company’s Executive Bonus Program are included in the Form 10-K.
The foregoing description of Mr. Powell’s compensation arrangement is qualified in its entirety by the terms of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement dated as of September 14, 2018 between Santander Holdings USA, Inc. and Scott Powell

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2018	SANTANDER HOLDINGS USA, INC. By: /s/ Gerard A. Chamberlain Name: Gerard A. Chamberlain Title: Senior Deputy General Counsel and Executive Vice President